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         ASSIGNMENT AND ASSUMPTION OF LEASE AND SECURITY DEPOSIT

     KNOW ALL MEN BY THESE PRESENTS, that in consideration of the sum of Ten and No/100 ($10.00) Dollars and other good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, INTELLICELL, CORP., a Delaware corporation (the "Assignor") having an address at 9314 Eton Avenue, Chatsworth, CA 91406, Attention: Mr. Ben Neman, do hereby assign, set over and transfer to CELLULAR WHOLESALERS, INC., an Illinois corporation (the "Assignee") having an address at 5151 Church Street, Skokie, IL 60077,
Attention: Mr. Eric Rosenbloom, all of Assignor's right, title and interest in and to that certain Lease dated July 18, 1997, (the "Lease"), between AMB INDUSTRIAL INCOME FUND, INC., a Maryland corporation (as predecessor to AMB Property, L.P.), as Landlord and Assignor, as Tenant, whereby Assignor leases approximately twelve thousand eight hundred (12,800) rentable square feet in Beacon Industrial Park, Miami, Florida (the "Demised Premises"), together with the security deposit given by Assignor to Landlord thereunder in the amount of $13,973.34 (the "Security Deposit").

     By its acceptance of this Assignment, Assignee does hereby assume and agree to perform all of the Assignor's obligations under the Lease, and shall indemnify and hold harmless the Assignor against any claims, suits, actions, charges, liabilities, losses, costs or expenses (including, without limitation, reasonable attorneys' fees and disbursements), damages or obligations (including, without limitation, any recalculation or re-pro-ration of tenant's proportionate share of Increased Operating Costs [as defined in the Lease] for the period subsequent to the date of this Assignment), which Assignor may directly or indirectly sustain or which may arise in connection with the Demised Premises or by reason of Assignee's acts or Assignee's failure to observe, perform or comply with any of the obligations of the tenant under the Lease occurring subsequent to the date of this Assignment. Assignor shall indemnify and hold Assignee harmless against any claims, suits, actions, charges, liabilities, losses, costs or expenses (including, without limitation, reasonable attorneys' fees and disbursements), damages, or obligations (including, without limitation, any recalculation or re-pro-ration of tenant's proportionate share of Increased Operating Costs [as defined in the Lease] for the period commencing on January 1, 1998 and ending on the date of this Assignment
[the "Effective Period"]; provided, however, that with respect to any such recalculation or re-pro-ration of tenant's proportionate share of Increased Operating Costs, (i) Assignee shall not be in default under the Lease, (ii) Assignee shall provide Assignor with written notice of such recalculation or re-proration (the "Notice") promptly upon Assignee's receipt of the same but in no event later than June 30, 1999, and (iii) Assignee shall promptly reimburse Assignor for any excess of tenant's proportionate share of Increased Operating Costs paid by Assignor to Landlord during the Effective Period), which Assignee may directly or indirectly sustain by reason of Assignor's acts or Assignor's failure to observe, perform or comply with any of the obligations of the tenant under the Lease occurring prior to the date of this Assignment.

     Upon the execution and delivery of this Assignment by Assignee to Assignor, Assignee shall reimburse the Security Deposit to Assignor as follows: (i) the amount of $11,473.34 by Assignee's check payable to Assignor, subject to collection, and (ii) the amount of $2,500.00 (the

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"Escrowed Funds") by Assignee's check payable to Kamensky and Rubinstein, as
Attorneys (the "Escrow Agent"), to be held by the Escrow Agent in an interest-bearing escrow account in accordance with the following terms and conditions:

     1. If the Notice is delivered to Assignor promptly upon Assignee's receipt of the same but in no event later than June 30, 1999, and if such Notice sets forth any shortfall in the amount of tenant's proportionate share of Increased Operating Costs paid by the Assignor during the Effective Period, then Assignor shall have a period of sixty (60) days to review the Notice and dispute such shortfall with the Landlord, whereupon Escrow Agent shall continue to hold the Escrowed Funds until Assignor has directed the Escrow Agent to release to Landlord the Assignor's proportionate share of Increased Operating Costs. Escrow Agent shall release such amount to Landlord and shall release the remainder of the Escrowed Funds, together with any interest earned thereon, to Assignor within five (5) business days after Assignor's direction.

     2. If the Notice is delivered to Assignor promptly upon Assignee's receipt of the same but in no event later than June 30, 1999, and if such Notice sets forth any excess in the amount of tenant's proportionate share of Increased Operating Costs paid by the Assignor during the Effective Period, then simultaneously with Assignee's delivery of the Notice to Assignor, (A) Escrow Agent shall release to Assignor the Escrowed Funds, together with any interest earned thereon, and (B) Assignee shall reimburse Assignor for such excess no later than thirty (30) days after Assignee's delivery of the Notice to Assignor.

     3. If Assignee fails to provide Assignor with the Notice before June 30, 1999, Assignor shall deliver to Escrow Agent written notice of the same, whereupon Escrow Agent shall release to Assignor the Escrowed Funds, together with any interest earned thereon within five (5) business days after Escrow Agent's receipt of such notice.

     4. Upon the release of the Escrowed Funds as provided herein, Assignor shall have no further obligation or liability whatsoever with respect to tenant's proportionate share of Increased Operating Costs.

     5. Any notice, payment or demand under this Assignment shall be deemed given either (a) three (3) business days after mailed by registered or certified mail, return receipt requested, or (b) one (1) business day after sent by Federal Express or other nationally recognized overnight courier service providing for written evidence of delivery, addressed to the parties hereto at the address as first set forth above and if given to Assignor, a copy shall be given to Stuart S. Ball, Esq. at Littman Krooks Roth & Ball P C., 655 Third Avenue, New York, New York 10017 and if to Assignee and/or Escrow Agent, a copy shall be given to Paula Maggio, Esq. at Kamensky & Rubinstein, Suite 200, 7250 North Cicero Avenue, Lincolnwood, Illinois 60656-1693. Either party may designate by notice in writing a new or other address to which such notice, payment or demand shall thereafter be so given or mailed.

     Except as may be expressly herein provided, this Assignment shall not create any rights

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in any third parties against Assignor or Assignee not otherwise heretofore in existence.

     This Assignment may not be amended, modified or terminated except by an instrument in writing executed by the parties hereto.

     This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

     IN WITNESS WHEREOF, the Assignor and the Assignee have duly executed this Assignment and Assumption of Lease as of the 1st day of July, 1998.

In the presence of:        Assignor: Intellicell, Corp., a Delaware corporation
 /s/ Sonya Abedi           By: /s/ Ben Neman
-----------------------       ------------------------------------------------
     Sonya Abedi                  Name: Ben Neman
-----------------------           Title: C.E.O.
(As to Assignor)

                           Assignee: Cellular Wholesalers, Inc.,
In the presence of:          an Illinois corporation
/s/ [ILLEGIBLE]                   By:  /s/ Melvyn Cohen
-----------------------              -----------------------------------------
Controller                             Name: Melvyn Cohen
-----------------------                Title: Secretary Treasurer
(As to Assignee)

Accepted and Agreed to:

Kamensky & Rubinstein, Escrow Agent

/s/ [ILLEGIBLE]
---------------------------------